    Filed with the Securities and Exchange Commission on September 12, 1995

                                               REGISTRATION NO.: 33-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

                   Georgia                              58-1098795
         (State or other jurisdiction      (I.R.S. Employer Identification No.)
       of incorporation or organization)

                        470 East Paces Ferry Road, N. E.
                             Atlanta, Georgia 30305
                    (Address of Principal Executive Offices)

              AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN AND DIRECTOR
           AND OFFICER STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS")
                           (Full Title of the Plans)

Agent for Service:                          With Copies to:
Henry B. Levi                               James C. Edenfield and
Gambrell & Stolz                            Peter W. Pamplin
Suite 4300, One Peachtree Center            American Software, Inc.
303 Peachtree Street, N. E.                 470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30308                      Atlanta, Georgia 30305

Telephone Number of Agent for Service:  404/577-6000

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                                Proposed
                                                                           Proposed             Aggregate
                                                         Amount            Maximum              Offering Price     Amount of
Title of Securities                                      to be             Offering Price       of Additional      Registration
to be Registered                                         Registered/1/     Per Share/2/         Shares/2  3/       Fee
------------------------------------------------------------------------------------------------------------------------------
Class A Common Shares, Par Value $.10                    3,587,115 Shs.     $7.25               $3,625,000        $1,250
==============================================================================================================================

/1/Based upon the aggregate number of Shares presently authorized for issuance under the Plans, less shares already purchased pursuant to options granted under such Plans. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 500,000 shares registered. The remaining shares were registered under Registration Statement Numbers 33-42017, 33-67010 and/or 33-83396.

/2/Based upon the closing price of the Class A Common Shares on NASDAQ National on August 31, 1995.

/3/Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).



                        Exhibit Index Appears on Page 5

                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E


         The contents of Registration Statement No. 33-42017 on Form S-8, of the Registrant, are hereby incorporated by reference thereto, except for Item 5 of Part II, which is revised as set forth below. Such Registration Statement related to the same stock option plans to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 33-42017.

    Item 5.  Interests of Named Experts and Counsel.
             --------------------------------------

         The firm of Gambrell & Stolz, Atlanta, Georgia, is general counsel to the Registrant. As of September 1, 1995, lawyers associated with that firm owned or had options to purchase 27,892 Class A Common Shares of the Registrant. David H. Gambrell and James R. McGuone, partners in that firm, are a Director of the Registrant and Secretary of the Registrant, respectively.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, State of Georgia, on September 6, 1995.


                                  AMERICAN SOFTWARE, INC.


                                  By: /s/ James C. Edenfield
                                     -------------------------------------------
                                      James C. Edenfield, President and
                                      Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Name                         Capacity                  Date
    ----                         --------                  ----
/s/ James C. Edenfield
----------------------     President, Chief Executive     September 6, 1995
    James C. Edenfield       Officer and Director

/s/ Thomas L. Newberry
----------------------     Chairman of the Board of       September 6, 1995
    Thomas L. Newberry       Directors

/s/ David H. Gambrell
----------------------     Director                       September 6, 1995
    David H. Gambrell

/s/ Thomas R. Williams
----------------------     Director                       September 6, 1995
    Thomas R. Williams

/s/ Peter W. Pamplin
----------------------     Chief Accounting Officer       September 6, 1995
    Peter W. Pamplin         and Acting Chief Financial
                             Officer

                                 EXHIBIT INDEX


Exhibit No.             Description of Exhibit                      Page
-----------             ----------------------                      ----

   5.1              Opinion of Gambrell & Stolz                      6
                    regarding legality of Securities

   23.1             Consent of KPMG Peat Marwick LLP                 8

   25               Power of Attorney                                4


                                       5